Exhibit 99.1

MEDALIST DIVERSIFIED REIT, INC. REPORTS THIRD QUARTER 2022 RESULTS

RICHMOND, VA, November 9, 2022.  Medalist Diversified REIT, Inc. (NASDAQ:MDRR), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., today reported financial results for the three months ended September 30, 2022 and provided an update on its corporate activities.  In addition, the Company released supplemental financial information about its first quarter financial results.

Key Highlights:

●	Net Operating Income (NOI) grew 7.2% to $4,983,978 for the nine months ended September 30, 2022, compared to NOI of $4,650,452 for the nine months ended September 30, 2021.

●	Funds from operations (FFO) increased by $2,355,187 to $767,728 for the nine months ended September 30, 2022, compared to FFO of ($1,587,459) for the nine months ended September 30, 2021.

●	Same Property NOI growth of 4.9% for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021.

●	Portfolio occupancy rate of 96.5% as of September 30, 2022, compared 93.8% as of September 30, 2021.
o	Weighted average lease term (“WALT”) of 4.1 years on retail and flex / industrial portfolios.

●	Weighted average debt maturity of 6.3 years and weighted average interest rate of 4.2% as of September 30, 2022.

●	Completed the repositioning of the portfolio through the sale of the Clemson Best Western University Inn on September 29, 2022, for $10,015,000, which generated $3.5 million of unrestricted cash.

●	On October 20, 2022, MDRR paid its third quarter dividend of $0.01 per common share, the sixth consecutive quarter paying a dividend.

“During the third quarter, we completed the repositioning of our portfolio, which is now exclusively comprised of retail and flex/industrial properties that have proven to be resilient throughout COVID-19. Our operating portfolio is strong with occupancy of 96.5% and long-tenured, primarily fixed rate debt. Our focus remains on maximizing the margins within our current portfolio and opportunistically recycling the Clemson Best Western proceeds into an accretive acquisition. We believe our portfolio will prove to be recession-resistant should there be further economic headwinds and we hope to create significant shareholder value by trading more in-line with our peers” stated Thomas E. Messier, Chairman and Chief Executive Officer of the Company.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S. The Company’s strategy is to focus on commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions.

For more information on Medalist, including additional supplemental financial information, please visit the Company website at https://www.medalistreit.com.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the prospectus dated June 21, 2021 and its accompanying prospectus supplement dated November 17, 2021, and in the Company’s subsequent annual and periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

NOI

While we believe net income (loss), as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, given its wide use by and relevance to investors and analysts, an appropriate supplemental performance measure. NOI provides a measure of rental operations, and does not include depreciation and amortization, interest expense and non-property specific expenses such as corporate-wide interest expense and general and administrative expenses. As used herein, we calculate NOI as follows:

NOI from property operations is calculated as net loss, as defined by U.S. GAAP, plus preferred dividends, legal, accounting and other professional fees, corporate general and administrative expenses, depreciation, amortization of intangible assets and liabilities, net amortization of above and below market leases, interest expense, including amortization of financing costs, share based compensation expense, loss on impairment, impairment of assets held for sale, loss (gain) on disposition of investment properties, loss on extinguishment of debt, other income and other expenses. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.

The following tables reflect net loss attributable to common shareholders with a reconciliation to NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Operating Income
Net Loss	$(1,744,134)	$(875,466)	$(3,732,456)	$(3,824,032)
Plus: Preferred dividends, including amortization of capitalized issuance costs	156,311	151,637	465,338	451,616
Plus: Legal, accounting and other professional fees	284,463	311,986	1,112,878	1,099,881
Plus: Corporate general and administrative expenses	99,323	382,302	335,538	568,479
Plus: Depreciation expense	907,221	661,669	2,471,365	1,665,203
Plus: Amortization of intangible assets	324,292	275,935	1,037,800	696,011
Less: Net amortization of above and below market leases	(81,817)	(5,968)	(146,068)	(2,350)
Plus: Interest expense, including amortization of capitalized loan issuance costs	832,944	799,133	2,239,497	4,157,582
Plus: Share based compensation expense	-	-	233,100	149,981
Plus: Loss on impairment	-	-	36,670	-
Plus: Impairment of assets held for sale	-	-	175,671	-
Plus: Loss on extinguishment of debt	219,532	-	389,207	-
Less: Other income	(126,434)	(3,728)	(251,197)	(187,773)
Plus: Other expense	227,164	209	227,164	495
Less: Realized loss (gain) on disposal of investment properties	389,471	(124,641)	389,471	(124,641)
Net Operating Income - NOI	$1,488,336	$1,573,068	$4,983,978	$4,650,452

Same Property NOI

Same property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties acquired or sold during the periods presented. The following table reconciles same property retail and flex NOI, NOI of newly acquired retail and flex properties, same hotel property NOI, and NOI of disposed hotel properties with total NOI.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Same Property Retail & Flex NOI Reconciliation
Same property retail and flex NOI	$1,071,278	$997,432	$3,149,232	$3,002,998
NOI of newly acquired retail and flex properties (1)	627,060	256,292	1,629,211	371,991
NOI of disposed hotel properties	(210,002)	319,344	205,535	1,275,463
Total NOI (3)	$1,488,336	$1,573,068	$4,983,978	$4,650,452

EBITDA

EBITDA is net income, as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue, loss on impairment, impairment of assets held for sale, loss (gain) on disposition of investment properties, and loss on extinguishment of debt.

The following tables reflect net loss with a reconciliation to EBITDA, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
EBITDA
Net Loss	$(1,744,134)	$(875,466)	$(3,732,456)	$(3,824,032)
Plus: Preferred dividends, including amortization of capitalized issuance costs	156,311	151,637	465,338	451,616
Plus: Interest expense, including amortization of capitalized loan issuance costs	832,944	799,133	2,239,497	4,157,582
Plus: Depreciation expense	907,221	661,669	2,471,365	1,665,203
Plus: Amortization of intangible assets	324,292	275,935	1,037,800	696,011
Less: Net amortization of above and below market leases	(81,817)	(5,968)	(146,068)	(2,350)
Less: Realized loss (gain) on disposal of investment properties	389,471	(124,641)	389,471	(124,641)
Plus: Loss on impairment	-	-	36,670	-
Plus: Impairment of assets held for sale	-	-	175,671	-
Plus: Loss on extinguishment of debt	219,532	-	389,207	-
EBITDA	$1,003,820	$882,299	$3,326,495	$3,019,389

FFO and AFFO

Funds from operations (“FFO”), a non-GAAP measure, is an alternative measure of operating performance, specifically as it relates to results of operations and liquidity. FFO is computed in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and losses on extinguishment of debt, plus real estate related depreciation and amortization (excluding amortization of loan origination costs and above and below market leases). In addition to FFO, Adjusted FFO (“AFFO”), excludes non-cash items such as amortization of loans and above and below market leases, unbilled rent arising from applying straight line rent revenue recognition and share-based compensation expenses. Additionally, the impact of capital expenditures, including tenant improvement and leasing commissions, net of reimbursements of such expenditures by property escrow funds, is included in the calculation of AFFO.

The following tables reflect net loss with a reconciliation to FFO and AFFO for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Funds from operations
Net income (loss)	$(1,744,134)	$(875,466)	$(3,732,456)	$(3,824,032)
Depreciation of tangible real property assets	671,167	522,841	1,890,428	1,325,228
Depreciation of tenant improvements	209,112	121,816	509,558	292,635
Amortization of leasing commissions	26,942	17,012	71,379	47,340
Amortization of intangible assets	324,292	275,935	1,037,800	696,011
Gain on sale of investment properties	389,471	(124,641)	389,471	(124,641)
Loss on impairment	-	-	36,670	-
Impairment of assets held for sale	-	-	175,671	-
Loss on extinguishment of debt	219,532	-	389,207	-
Funds from operations	$96,382	$(62,503)	$767,728	$(1,587,459)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Adjusted funds from operations
Funds from operations	$96,382	$(62,503)	$767,728	$(1,587,459)
Amortization of above market leases	33,862	67,206	159,388	180,803
Amortization of below market leases	(115,679)	(63,340)	(305,456)	(173,319)
Straight line rent	(54,392)	(21,694)	(112,842)	(164,977)
Capital expenditures	(158,949)	(210,166)	(651,653)	(283,018)
Increase in fair value of interest rate cap	(126,127)	201	(246,063)	190
Amortization of loan issuance costs	26,990	20,123	80,607	80,711
Amortization of preferred stock discount and offering costs	56,311	51,637	165,338	151,616
Amortization of convertible debenture discount, offering costs and beneficial conversion feature	—	—	—	1,718,487
Share-based compensation	—	—	233,100	149,981
Bad debt expense	—	22,818	12,946	26,014
Debt forgiveness	—	—	—	(176,300)
Adjusted Funds from operations (AFFO)	$(241,602)	$(195,718)	$103,093	$(77,271)

Contact

Brent Winn

Medalist Diversified REIT, Inc.

brent.winn@medalistprop.com